                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                KELLOGG COMPANY
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                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                                 KELLOGG'S LOGO

               KELLOGG COMPANY, BATTLE CREEK, MICHIGAN 49016-3599

Dear Stockholder:

It is my pleasure to invite you to attend the 1998 Annual Meeting of Stockholders of Kellogg Company. The meeting will be held at 1:00 p.m. on Friday, April 24, 1998, at the W.K. Kellogg Auditorium, 60 West Van Buren Street, Battle Creek, Michigan.

The following pages contain the formal Notice of the Annual Meeting and the Proxy Statement. You will want to review this material for information concerning the business to be conducted at the meeting and the nominees for election as directors. Attendance at the Annual Meeting will be limited to stockholders only. If you plan to attend the meeting, please complete and return the Request for Admission Ticket attached to your Proxy Card.

If you are a stockholder whose shares are not registered in your own name and you plan to attend, please request an admission ticket by writing to: Kellogg Company Shareholder Services, One Kellogg Square, Battle Creek, MI 49016-3599. Evidence of your stock ownership, which you can obtain from your bank, stockbroker, etc., must accompany your letter. STOCKHOLDERS WHO ARE NOT PREREGISTERED WILL ONLY BE ADMITTED TO THE MEETING UPON VERIFICATION OF STOCK OWNERSHIP.

Stockholders needing special assistance at the meeting are requested to contact Shareholder Services at the address listed above.

Your vote is important. Whether you plan to attend the meeting or not, we urge you to complete, sign, and return your Proxy as soon as possible in the envelope provided. This will ensure representation of your shares in the event you are unable to attend.

Sincerely,

Arnold G. Langbo

Arnold G. Langbo
Chairman of the Board
Chief Executive Officer

March 13, 1998

                                KELLOGG COMPANY
                               ONE KELLOGG SQUARE
                       BATTLE CREEK, MICHIGAN 49016-3599

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD APRIL 24, 1998

TO THE STOCKHOLDERS:

     The Annual Meeting of Stockholders of Kellogg Company, a Delaware corporation, will be held at 1:00 p.m. on Friday, April 24, 1998, at the W.K. Kellogg Auditorium, 60 West Van Buren Street, Battle Creek, Michigan, for the following purposes:

        1. To elect five directors for a three-year term to expire at the 2001 Annual Meeting of Stockholders and to elect one director for a two-year term to expire at the 2000 Annual Meeting of Stockholders; and

        2. To take action upon any other matters that may properly come before the meeting and any adjournments of the meeting.

     Only stockholders of record at the close of business on March 2, 1998, will receive notice of and be entitled to vote at the meeting or any adjournments of the meeting.

                      BY ORDER OF THE BOARD OF DIRECTORS,

                                RICHARD M. CLARK
                             Senior Vice President
                         General Counsel and Secretary

March 13, 1998

                                KELLOGG COMPANY

                               ONE KELLOGG SQUARE
                       BATTLE CREEK, MICHIGAN 49016-3599

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON FRIDAY, APRIL 24, 1998

SOLICITATION OF PROXY

     This Proxy Statement and the accompanying Proxy are furnished to stockholders of Kellogg Company (the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of the Company to be held in Battle Creek, Michigan, on Friday, April 24, 1998, and any adjournments of the meeting. The Annual Report of the Company for 1997 including financial statements, the Notice of Annual Meeting, this Proxy Statement, and the Proxy were mailed to stockholders on March 13, 1998. The enclosed Proxy is solicited by the Board of Directors of the Company.

RECORD DATE

     The record date for determining stockholders entitled to vote at the Annual Meeting is March 2, 1998. Each of the 410,813,655 shares of common stock of the Company issued and outstanding on that date is entitled to one vote at the Annual Meeting.

COSTS

     The cost of preparing and mailing the Notice of Annual Meeting and Proxy Statement is borne by the Company. The Company has retained the services of Morrow & Co., a professional soliciting organization, to assist in soliciting proxies from brokerage houses, custodians, nominees, and other fiduciaries. The fees and expenses of Morrow & Co. are expected to be approximately $16,000. Arrangements have also been made with brokerage firms and other custodians, nominees, and fiduciaries for forwarding proxy soliciting materials to the beneficial owners of the common stock of the Company at the Company's expense.

PROXY INSTRUCTIONS

     Please complete and sign the enclosed Proxy and return it to the Company. You may revoke your Proxy at any time before it is voted, by delivering a later-dated properly executed Proxy, or in person at the Annual Meeting. Unless revoked, all properly executed Proxies received at or prior to the meeting will be voted according to their specifications. If no contrary instruction is indicated in the Proxy, it will be voted "FOR" the election of directors as nominated, and in the discretion of the person(s) named as the proxy if any other business should properly come before the meeting. Broker non-votes and abstentions are counted as present at the Annual Meeting for purposes of determining whether a quorum exists.

     When a properly executed Proxy is received, the shares represented thereby, including shares held under the Company's Dividend Reinvestment Plan, will be voted by the person(s) named as the proxy according to each stockholder's directions. Proxies will also be considered to be voting instructions to the applicable Trustee with respect to shares held in accounts under the Company's Savings and Investment Plans.

                               SECURITY OWNERSHIP

     The following table shows each person who, based upon their most recent filings with the Securities and Exchange Commission, beneficially owns more than five percent (5%) of the Company's common stock.

                                                                                           PERCENT OF CLASS ON
                      BENEFICIAL OWNER                        SHARES BENEFICIALLY OWNED     DECEMBER 31, 1997
                      ----------------                        -------------------------    -------------------
W. K. Kellogg Foundation Trust(1)
  c/o The Bank of New York Company, Inc.
  One Wall Street
  New York, NY 10286                                            138,861,540 shares(2)             33.8
George Gund III
  1821 Union Street
  San Francisco, CA 94123                                        49,677,098 shares(3)             12.1

---------------
(1) The trustees of the W.K. Kellogg Foundation Trust (the "Trust") are Arnold
    G. Langbo, William C. Richardson, Jonathan T. Walton, and The Bank of New York. The W.K. Kellogg Foundation, a Michigan charitable corporation (the "Foundation"), is the sole beneficiary of the Trust. Under the terms of the Trust, if a majority of the trustees of the Trust (which majority must include The Bank of New York as corporate trustee) are unable to agree, the Foundation has the power to direct the voting of the common stock held in the Trust. With certain limitations, the Foundation also has the power to select or reject the selection of successor trustees of the Trust and to remove any trustee. The Trust requires that at least one trustee of the Trust be a trustee of the Foundation.

(2) Does not include 721,920 shares held in certain other trusts in which both the Trust and the Foundation have present or contingent beneficial interests and does not include an additional 702,000 shares held in trusts in which the Foundation has present or contingent beneficial interests. The Bank of New York is a trustee of the Trust and shares voting and investment power with respect to shares owned by the Trust with the other three trustees. The Bank of New York has sole voting power for 163,532 shares, shared voting power for 140,894,899 shares (including those shares beneficially owned by the Trust), sole investment power for 90,992 shares, and shared investment power for 138,905,240 shares (including those shares beneficially owned by the Trust). The aggregate amount beneficially owned by The Bank of New York is 141,058,431 shares.

(3) George Gund III has sole power to vote or direct the vote of 224,000 shares, shared power to vote or direct the vote of 49,453,098 shares, and shared power to dispose or direct the disposition of 14,056,692 shares. Of the shares that Mr. Gund has shared power to vote and shared power to dispose, 11,940,000 are held by a nonprofit foundation of which George Gund III is one of five trustees and one of nine members, as to which shares Mr. Gund disclaims beneficial ownership. Gordon Gund, a director of the Company, is a brother of George Gund III and does not have any voting or investment power in any of the shares shown as beneficially owned by George Gund III. KeyCorp, as trustee for certain Gund family trusts, as well as other trusts, has sole voting power for 37,328,764 shares, shared voting power for 872,026 shares (including certain of the shares beneficially owned by George Gund
    III), sole investment power for 2,507,974 shares, and shared investment power for 29,600 shares. The aggregate amount beneficially owned by KeyCorp is 38,241,270 shares.

OFFICER AND DIRECTOR STOCK OWNERSHIP

     The following table shows the number of shares of common stock of the Company beneficially owned as of February 16, 1998, by each director and nominee for director, each executive officer included in the Summary Compensation Table, and all directors and executive officers as a group.

                                  SHARES BENEFICIALLY
NAME                                     OWNED
----                              -------------------
Benjamin S. Carson...............              0
Carleton S. Fiorina..............              0
Donald G. Fritz(1)...............        275,727
Claudio X. Gonzalez(2)...........          7,592
Gordon Gund(2)...................         11,279
Carlos M. Gutierrez(1)...........        268,878
Dorothy A. Johnson...............              0
Thomas A. Knowlton(1)............        379,407
William E. LaMothe...............        886,379
Arnold G. Langbo(1)(3)...........      1,473,111

                                  SHARES BENEFICIALLY
NAME                                     OWNED
----                              -------------------
Russell G. Mawby.................         13,757
Ann McLaughlin(2)................          7,942
J. Richard Munro(2)..............          9,301
Harold A. Poling.................          5,824
William C. Richardson(2)(3)......          1,415
Donald H. Rumsfeld(2)............         22,228
Donald W. Thomason(1)............        350,141
John L. Zabriskie................          4,472
All directors and executive
  officers as a group(1)(4)......      5,451,218

---------------
(1) The number of shares shown in the table includes the following shares that certain executive officers of the Company may acquire by exercising options granted them under Company-sponsored stock plans and which remain unexercised on February 16, 1998: Donald G. Fritz, 227,973; Carlos M. Gutierrez, 170,275; Thomas A. Knowlton, 291,127; Arnold G. Langbo, 1,240,346; Donald W. Thomason, 275,710; all directors and executive officers as a group, including the above named individuals, 3,458,194.

(2) Does not include the number of common stock units held at December 31, 1997, under the Deferred Compensation Plan for Non-Employee Directors as follows:
    Mr. Gonzalez, 2,267; Mr. Gund, 22,688; Ms. McLaughlin, 4,690; Mr. Munro, 1,074; Dr. Richardson, 1,757; and Mr. Rumsfeld, 10,363. The units have no voting rights.

(3) Does not include shares owned by the Trust as to which Mr. Langbo and Dr. Richardson, as trustees of the Trust, share voting and investment power or shares as to which the Trust or the Foundation has present or contingent beneficial interests.

(4) Represents one percent of the Company's issued and outstanding common stock.

EXECUTIVE AND BOARD OF DIRECTOR STOCK OWNERSHIP GUIDELINES

     Consistent with the Company's efforts to link compensation to stockholder return, effective January 1, 1998, the Board adopted Executive and Board of Director Stock Ownership Guidelines (the "Guidelines") requiring ownership of shares of the Company's common stock in the following respective amounts:

Chief Executive Officer                     - 500% of Salary
Executive Vice Presidents                   - 350% of Salary
Senior Vice Presidents                      - 250% of Salary
Vice Presidents                             - 150% of Salary
Board of Directors                          - 10X annual retainer

     Executives and directors have until January 1, 2001, to meet the Guidelines. Currently, all of the officers listed in the Summary Compensation Table exceed the Guidelines.

PROPOSAL 1.

                             ELECTION OF DIRECTORS

     The Amended Restated Certificate of Incorporation and the Bylaws of the Company provide that the Board of Directors shall be comprised of not less than seven nor more than fifteen directors divided into three classes as nearly equal in number as possible and that each director shall be elected for a term of three years with the term of one class expiring each year. There are currently thirteen members of the Board.

     Five directors are to be elected at the Annual Meeting to serve for a term ending at the 2001 Annual Meeting of Stockholders, and one director is to be elected at the Annual Meeting to serve for a term ending at the 2000 Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE FOLLOWING NOMINEES: Benjamin S. Carson, Gordon Gund, Dorothy A. Johnson, William
E. LaMothe, Ann McLaughlin, and Carleton S. Fiorina. Each nominee was proposed by the Nominating and Corporate Governance Committee for consideration by the Board of Directors and presentment to the stockholders. Dr. Russell G. Mawby, currently a director of the Company, is not seeking re-election. Dr. Mawby has served as a director since 1974, and the Company would like to express its appreciation for his years of dedicated service.

     Persons receiving a plurality of the votes cast at the Annual Meeting will be elected directors. "Plurality" means that the nominees who receive the largest number of votes cast are elected as directors. Shares not voted (whether by abstention, broker non-votes, or otherwise) have no effect on the election. If any nominee is unable or declines to serve, Proxies will be voted for the balance of those named and for such person as shall be designated by the Board of Directors to replace any such nominee. However, the Board of Directors does not anticipate this will occur.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2001 ANNUAL MEETING

BENJAMIN S. CARSON. Dr. Carson, age 46, has served as a director of the Company since August 1997. He is the Director of Pediatric Neurosurgery, The Johns Hopkins Medical Institutions, a position he has held since 1984.

GORDON GUND. Mr. Gund, age 58, has served as a director of the Company since 1986. He is Chairman and Chief Executive Officer of Gund Investment Corporation, which manages diversified investment activities. Mr. Gund is the principal owner of the Cleveland Cavaliers NBA team; principal owner and Chairman of Nationwide Advertising Service, Inc., a recruitment advertising agency; and a co-owner of the San Jose Sharks NHL team. He is a director of Corning Incorporated.

DOROTHY A. JOHNSON. Ms. Johnson, age 57, is President and Chief Executive Officer of the Council of Michigan Foundations, a position she has held since 1975. She has been a member of the Board of Trustees of the W.K. Kellogg Foundation since 1980. She also serves on the Michigan Community Service Commission. Ms. Johnson is a director of First of America Bank Corporation.

WILLIAM E. LAMOTHE. Mr. LaMothe, age 71, has served as a director of the Company since 1972. He retired as Chairman of the Board and Chief Executive Officer of the Company in 1991, and had been employed by the Company since 1950. He is a member of the Board of Trustees of the W.K. Kellogg Foundation. Mr. LaMothe is a director of Pharmacia & Upjohn, Inc.

ANN MCLAUGHLIN. Ms. McLaughlin, age 56, has served as a director of the Company since 1989. She is Chairman of The Aspen Institute, a nonprofit organization. She served as President of the Federal City Council in Washington, D.C., a nonprofit organization, from 1990 to 1995. She is a director of AMR Corporation (the parent company of American Airlines); General Motors Corporation; Nordstrom, Inc.; Potomac Electric Power Company; Host Marriott Corporation; Union Camp Corporation; Fannie Mae; Harman International Industries, Incorporated; Sedgwick Group plc.; Vulcan Materials Company; and Donna Karan International Inc.

NOMINEE FOR ELECTION FOR A TWO-YEAR TERM EXPIRING AT THE 2000 ANNUAL MEETING

CARLETON S. FIORINA. Mrs. Fiorina, age 43, has served as a director of the Company since August 1997. She is Group President, Global Service Provider Business, Lucent Technologies Inc., a communications systems and technology company. She has held this position since October 1997. From October 1996 to October 1997, she was President of Lucent Technologies Consumer Products business. From January 1996 to October 1996, she was Executive Vice President, Corporate Operations. From January 1995 to January 1996, she was President, North America in the Network

Systems Group of AT&T. Lucent Technologies was created in 1996 when AT&T split into three separate companies. From July 1994 to January 1995, she was President, Atlantic and Canada Region within the Network Systems Group of AT&T. Prior to that time Mrs. Fiorina held a number of senior positions with AT&T.

CONTINUING DIRECTORS TO SERVE UNTIL THE 2000 ANNUAL MEETING

ARNOLD G. LANGBO. Mr. Langbo, age 60, has served as a director of the Company since 1990, and has been Chairman of the Board and Chief Executive Officer since 1992. He has been employed by the Company since 1956. Mr. Langbo is a trustee of the W.K. Kellogg Foundation Trust, and a director of Johnson & Johnson and Whirlpool Corporation.

J. RICHARD MUNRO. Mr. Munro, age 67, has served as a director of the Company since 1990. Since 1996, he has served as Chairman of Genentech Inc., a biotechnology company. Prior thereto, he was Co-Chairman and Co-Chief Executive Officer of Time Warner Inc. Mr. Munro is a director of Mobil Corporation; Sensormatic Electronics Corporation; and K Mart Corporation.

HAROLD A. POLING. Mr. Poling, age 72, has served as a director of the Company since 1993. In 1993, Mr. Poling retired as Chairman of the Board and Chief Executive Officer of Ford Motor Company, an automobile manufacturing company, a position he had held since 1990. He is a director of Shell Oil Company; Meritor Automotive, Inc.; The LTV Corporation; Karrington Health, Inc.; Bar Technologies Inc.; and Flint Ink Corporation.

CONTINUING DIRECTORS TO SERVE UNTIL THE 1999 ANNUAL MEETING

CLAUDIO X. GONZALEZ. Mr. Gonzalez, age 63, has served as a director of the Company since 1990. In 1973, he was named Chairman of the Board and Chief Executive Officer of Kimberly-Clark de Mexico, S.A. de C.V., a producer of consumer disposable tissue products, writing and other papers, and pulp. He is a director of Kimberly-Clark Corporation; General Electric Company; Planet Hollywood International, Inc.; Banco Nacional de Mexico; Grupo Industrial ALFA; Grupo Modelo; Grupo Carso; Telefonos de Mexico; and The Mexico Fund.

WILLIAM C. RICHARDSON. Dr. Richardson, age 57, has served as a director of the Company since 1996. He is President and Chief Executive Officer and a member of the Board of Trustees of the W. K. Kellogg Foundation and a trustee of the W. K. Kellogg Foundation Trust. Before joining the Foundation in 1995, Dr. Richardson had been president of The Johns Hopkins University in Baltimore, Maryland, since 1990. He is a director of CSX Corporation and Mercantile Bankshares Corporation.

DONALD H. RUMSFELD. Mr. Rumsfeld, age 65, has served as a director of the Company since 1985. Mr. Rumsfeld has been in private business since August 1993. From October 1990 to August 1993, he served as Chairman and CEO of General Instrument Corporation. Previously, he had served as Chairman and CEO of G.D. Searle & Co. Mr. Rumsfeld is currently Chairman of the Board of Directors of Gilead Sciences, Inc., and a member of the Boards of Gulfstream Aerospace Corporation, Sears, Roebuck and Co., and Tribune Company. From 1962-1977, Mr. Rumsfeld served in a variety of U.S. Government posts, including U.S. Ambassador to NATO, White House Chief of Staff, and Secretary of Defense.

JOHN L. ZABRISKIE. Dr. Zabriskie, age 58, has served as a director of the Company since 1995. He is Chairman and Chief Executive Officer of NEN Life Science Products, Inc., a manufacturer of specialty biochemicals. From January 1994 to November 1995, Dr. Zabriskie served as Chairman of the Board and Chief Executive Officer of The Upjohn Company, and from November 1995 to January 1997, Dr. Zabriskie served as President and Chief Executive Officer of Pharmacia & Upjohn, Inc. From 1993 to 1994, Dr. Zabriskie was Executive Vice President of Merck & Co., Inc. Dr. Zabriskie is a director of Apex Bioscience, Inc. and The Stroh Companies, Inc.

                          ABOUT THE BOARD OF DIRECTORS

     The Board of Directors has the following standing committees: Executive Committee, Audit Committee, Social Responsibility Committee, Compensation Committee, Finance Committee, and Nominating and Corporate Governance Committee.

     The Executive Committee is generally empowered to act on behalf of the Board of Directors. The Executive Committee met one (1) time in 1997. The members of the Executive Committee are Mr. Langbo, Chairman, Mr. Gund, Mr. Poling, and Dr. Richardson.

     The Audit Committee reviews the accounting principles, the controls and scope of the audit practices of the Company, and makes reports and recommendations to the Board of Directors on those matters and with respect to the independent auditor and internal auditors. It met two (2) times in 1997. The members of the Audit Committee are Ms. McLaughlin, Chairman, Dr. Carson, Dr. Mawby, Mr. Munro, Mr. Poling, and Dr. Zabriskie.

     The Social Responsibility Committee investigates and reviews the manner in which the Company discharges its social responsibilities and recommends to the Board of Directors policies, programs, and procedures it deems appropriate to enable the Company to carry out and discharge fully its social responsibilities. It met one (1) time in 1997. The members of the Social Responsibility Committee are Mr. Munro, Chairman, Dr. Carson, Mrs. Fiorina, Mr. LaMothe, Dr. Mawby, Ms. McLaughlin, and Dr. Richardson.

     The Compensation Committee reviews recommendations for compensating management personnel, determines compensation of the Chief Executive Officer, and provides advice and recommendations to the Board of Directors on these subjects. It met five (5) times in 1997. The members of the Compensation Committee are Mr. Gonzalez, Chairman, Mr. Gund, Dr. Mawby, Mr. Munro, Mr. Rumsfeld, and Dr. Zabriskie.

     The Finance Committee reviews and makes recommendations to the Board of Directors regarding the financial and capital structure of the Company, borrowing commitments, and other significant financial matters. It met two (2) times in 1997. The members of the Finance Committee are Mr. Rumsfeld, Chairman, Mrs. Fiorina, Mr. Gonzalez, Mr. LaMothe, Dr. Richardson, and Dr. Zabriskie.

     The Nominating and Corporate Governance Committee advises the Board on corporate governance issues, investigates and reviews the qualifications of candidates, recommends nominees to the Board of Directors, and reviews the functioning of the Board and the fulfillment of its duties and responsibilities. It met two (2) times in 1997. The members of the Nominating and Corporate Governance Committee are Mr. Gund, Chairman, Mr. Gonzalez, Mr. LaMothe, Ms. McLaughlin, Mr. Poling, and Mr. Rumsfeld.

     During 1997, the Board of Directors held seven (7) meetings. All of the directors attended at least 75% of the total number of meetings of the Board and of all Board committees of which the directors were members during 1997.

NON-EMPLOYEE DIRECTOR COMPENSATION AND BENEFITS

     Each non-employee director receives an annual retainer fee of $25,000; $1,000 for each meeting of the Board of Directors or committee of the Board of Directors attended; $4,000 if he or she served as Chairman of a committee; and reimbursement for all expenses incurred in attending such meetings.

     Under the Stock Compensation Program for Non-Employee Directors, 1,000 shares of common stock are awarded to all eligible non-employee directors following each annual meeting. These shares are placed in the Kellogg Company Grantor Trust for Non-Employee Directors (the "Grantor Trust"). Under the terms of the Grantor Trust, shares are available to a director only upon termination of service on the Board.

     Under the Deferred Compensation Plan for Non-Employee Directors, non-employee directors may each year irrevocably elect to defer all or a portion of their cash compensation payable for the ensuing year. The amount deferred is credited to an account in the form of units equivalent to the fair market value of the Company's common stock. If dividends are declared by the Board, a fractional unit representing the dividend is credited to the account of each participating director. A participant's account balance is paid in cash upon termination of service as a director, over a period from one to ten years, at the election of the director.

     The Company maintains Director and Officer Liability Insurance, individually insuring the directors and officers of the Company against losses that they become legally obligated to pay resulting from their actions while performing duties on behalf of the Company. The Company also maintains travel accident insurance for each director.

     Prior to December 1995, the Company had a Director's Charitable Awards Program, in which each director could name up to four organizations to which the Company would contribute an aggregate of $1 million upon the death of the director. In 1995, the Board voted to discontinue this program for directors first elected after December 1995.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table provides information concerning the compensation of the Company's Chief Executive Officer and the other four most highly compensated executive officers for the last three years.

                                                                            LONG-TERM
                                                                           COMPENSATION
                                                                              AWARDS
                                              ANNUAL COMPENSATION          ------------
                                        --------------------------------    SECURITIES
           NAME AND                                         OTHER ANNUAL    UNDERLYING     ALL OTHER
           PRINCIPAL                    SALARY     BONUS    COMPENSATION     OPTIONS      COMPENSATION
           POSITION              YEAR     ($)     ($)(2)       ($)(3)         (#)(4)         ($)(5)
           ---------             ----   ------    ------    ------------    ----------    ------------
A. G. Langbo                     1997   980,000(1) 665,754     --            681,339         10,200
  Chief Executive Officer        1996   932,500   315,000      --            697,854          8,920
                                 1995   880,000   765,000      --            588,298         10,213
T. A. Knowlton                   1997   535,000   235,303      --            149,150         10,333
  Executive Vice President       1996   507,500   150,000      --            155,800          8,800
                                 1995   470,000   362,100      --            151,424         10,013
D. W. Thomason                   1997   431,250   294,840      --            200,875         10,300
  Executive Vice President       1996   410,000   120,000      --            172,430          8,827
                                 1995   380,000   260,100      --            142,892          9,913
D. G. Fritz                      1997   430,000   275,890     109,376        131,959         10,333
  Executive Vice President       1996   406,250   114,000     151,785        134,560         10,193
                                 1995   380,000   280,500     141,786        100,686         10,080
C. M. Gutierrez                  1997   390,000   118,640      --            170,572         10,433
  Executive Vice President       1996   348,750   147,000     141,491         54,496          8,943
                                 1995   330,000   214,200     113,729        113,152          8,712

---------------
(1) Pursuant to the Executive Compensation Deferral Plan (further described under the heading "Salaries" on page 12 of this Proxy Statement), $30,000 of Mr. Langbo's salary is deferred until his retirement.

(2) Under the Company's Bonus Replacement Stock Option Plan (further described under the heading "Long-Term Incentives" on pages 12-13 of this Proxy Statement), senior executives of the Company may annually elect to forego all, or a portion, of their annual cash bonus and receive stock options. For 1997, Mr. Langbo elected to forego 15% of his annual cash bonus ($117,486), Mr. Knowlton elected to forego 35% of his annual cash bonus ($126,702), and Mr. Gutierrez elected to forego 50% of his annual cash bonus ($118,641).

(3) Represents payments to or on behalf of Mr. Fritz and Mr. Gutierrez primarily under the Company's Expatriate Compensation Program. Mr. Fritz's compensation included a housing allowance (net of Mr. Fritz's contribution) of $54,110 in 1997, $69,765 in 1996, and $67,872 in 1995, a company-provided automobile in 1997, valued at $27,888, and a schooling allowance of $38,863 in 1996. Mr. Gutierrez's compensation included a housing allowance (net of Mr. Gutierrez's contribution) of $61,640 in 1996 and $44,649 in 1995.

(4) New stock options were granted in 1995, 1996, and 1997, respectively, for 300,000, 320,000, and 274,400 shares to Mr. Langbo (including 20,000 shares granted in January 1995 and March 1996, and 15,000 shares granted in March 1997 in lieu of a portion of his bonus for 1994, 1995, and 1996); 70,000, 100,000, and 74,000 shares to Mr. Knowlton; 54,000, 64,000, and 64,000 shares to Mr. Thomason; 56,000, 70,000, and 50,000 shares to Mr. Fritz; and 34,000, 48,000, and 60,000 shares to Mr. Gutierrez. All other options granted to such persons were accelerated ownership feature ("AOF") options. An AOF option is granted when Company stock is surrendered to pay the exercise price of a stock option and related taxes. The holder of the option is granted an AOF option for the number of shares surrendered. For AOF options, the expiration date is not changed, and the option price is the fair market value of the Company's stock on the date the AOF option is granted.

(5) Represents Company matching contributions on behalf of each named individual to the Kellogg Company Salaried Savings and Investment Plan.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information regarding stock options granted during 1997 to the persons named in the Summary Compensation Table.

                                                      INDIVIDUAL GRANTS
                                --------------------------------------------------------------
                                  NUMBER OF         % OF TOTAL
                                  SECURITIES          OPTIONS                                         GRANT
                                  UNDERLYING        GRANTED TO                                        DATE
                                   OPTIONS           EMPLOYEES       EXERCISE                        PRESENT
                                   GRANTED           IN FISCAL         PRICE        EXPIRATION        VALUE
             NAME                   (#)(1)           YEAR (%)        ($/SHARE)         DATE          ($)(2)
             ----                 ----------        ----------       ---------      ----------       -------
A. G. Langbo                    New options(3)
                                  274,400              4.60           33.4375         3/14/07       1,734,976
                                AOF options(4)
                                   17,160              0.29           35.2500         3/15/00         113,601
                                   54,428              0.91           35.2500         1/24/01         360,319
                                   28,230              0.47           35.2500         1/24/02         186,885
                                   61,312              1.03           35.2500         1/21/04         405,892
                                    7,228              0.12           35.2500        10/21/97          47,850
                                   17,432              0.29           35.2500        11/30/98         115,402
                                   82,646              1.39           43.8750         1/24/02         652,647
                                   20,184              0.34           43.8750         1/29/03         159,391
                                   59,380              1.00           43.8750         1/21/04         468,918
                                   43,344              0.73           43.8750         3/14/07         342,283
                                   15,595              0.26           43.8750        11/30/98         123,152
T. A. Knowlton                  New options
                                   74,000              1.24           33.4375         3/14/07         467,887
                                AOF options(4)
                                   12,144              0.20           35.0938         1/21/04          82,186
                                    2,500              0.04           47.9375         1/24/02          22,507
                                    8,890              0.15           47.9375         1/21/04          80,035
                                   51,616              0.87           47.9375         3/14/07         464,689
D. W. Thomason                  New options
                                   64,000              1.07           33.4375         3/14/07         404,659
                                AOF options(4)
                                    3,046              0.05           35.6563         3/15/00          20,397
                                   60,016              1.01           35.6563         3/14/07         401,891
                                    3,471              0.06           43.8437         3/15/00          27,390
                                   16,007              0.27           43.8437         1/24/01         126,314
                                   24,691              0.41           43.8437         1/24/02         194,842
                                   19,781              0.33           43.8437         1/29/03         156,096
                                    5,151              0.09           43.8437         1/21/04          40,648
                                    4,712              0.08           43.8437        11/30/98          37,183
D. G. Fritz                     New options
                                   50,000              0.84           33.4375         3/14/07         316,140
                                AOF options(4)
                                    6,860              0.12           35.2500         3/15/00          45,414
                                    2,442              0.04           35.2500         1/24/01          16,166
                                    7,284              0.12           35.2500         1/24/02          48,221
                                   13,886              0.23           35.2500         1/21/04          91,927
                                    2,034              0.03           35.2500        10/21/97          13,465
                                    4,360              0.07           35.2500        11/30/98          28,864
                                    2,947              0.05           44.8125         1/24/02          23,769
                                   15,945              0.27           44.8125         1/29/03         128,606
                                    4,134              0.07           44.8125         1/21/04          33,343
                                   22,067              0.37           44.8125         3/14/07         177,984

                                                      INDIVIDUAL GRANTS
                                --------------------------------------------------------------
                                  NUMBER OF         % OF TOTAL
                                  SECURITIES          OPTIONS                                         GRANT
                                  UNDERLYING        GRANTED TO                                        DATE
                                   OPTIONS           EMPLOYEES       EXERCISE                        PRESENT
                                   GRANTED           IN FISCAL         PRICE        EXPIRATION        VALUE
             NAME                   (#)(1)           YEAR (%)        ($/SHARE)         DATE          ($)(2)
             ----                 ----------        ----------       ---------      ----------       -------
C. M. Gutierrez                 New options
                                   60,000              1.01           33.4375         3/14/07         379,368
                                AOF options(4)
                                    5,964              0.10           35.4688         3/15/00          40,793
                                   10,816              0.18           35.4688         1/24/01          73,980
                                   18,432              0.31           35.4688         1/24/02         126,073
                                    5,196              0.09           35.4688        11/30/98          35,540
                                    4,220              0.07           50.1250         3/15/00          38,610
                                    7,652              0.13           50.1250         1/24/01          70,010
                                   13,042              0.22           50.1250         1/24/02         119,325
                                    1,550              0.03           50.1250         1/21/04          14,181
                                   40,024              0.67           50.1250         3/14/07         366,192
                                    3,676              0.06           50.1250        11/30/98          33,633

---------------
(1) Stock options granted under the 1991 Kellogg Company Key Employee Long-Term Incentive Plan (the "1991 Incentive Plan"). The new options are exercisable on the date granted, have an exercise price equal to the fair market value of the common stock on the date of grant, generally expire ten years and one day after grant, and include (a) the right to pay the exercise price in cash or with shares of stock previously acquired by the optionee; (b) the right to have shares of stock withheld by the Company to pay tax withholding obligations due in connection with the exercise; and (c) the right to receive an AOF option as described in footnote (4) on page 7 of this Proxy Statement.

(2) Grant date present value is determined using the Black-Scholes model. The model makes assumptions about future variables, so the actual value of the options may be greater or less than the values stated in the table. For new options the calculations assume a dividend yield of 2.00%, volatility of approximately 20%, and a risk-free rate of return of 6.38% based on the U.S. Treasury bill rate for three-year maturities on the grant date. For AOF options the calculations assume a dividend yield of 2.00%, volatility of approximately 20%, and a risk-free rate of return of between 5.74% and 6.64% based on the U.S. Treasury bill rate for three-year maturities on the grant date. In view of the Company's experience and the inherent motivation to exercise options early in their terms because of the AOF option feature, options were assumed to be outstanding for three years at the time of exercise. Optionees may decide to exercise their options either earlier or later than this assumed period, resulting in different values from those shown in the table. No downward adjustments were made to the resulting grant date option value to account for potential forfeiture of these options.

(3) Includes 15,000 options which the Compensation Committee granted in March 1997 to Mr. Langbo in lieu of a portion of his cash bonus for 1996.

(4) AOF options are granted to replace shares surrendered as payment on exercise of options and related taxes.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table provides information regarding the pre-tax value realized from the exercise of stock options during 1997 and the value of unexercised in-the-money options held at December 31, 1997, by the persons named in the Summary Compensation Table.

                                                                          NUMBER OF SHARES
                                                                       UNDERLYING UNEXERCISED
                                    SHARES                           OPTIONS AT FISCAL YEAR-END
                                 ACQUIRED ON         VALUE         ------------------------------
            NAME                EXERCISE(#)(1)    REALIZED($)      EXERCISABLE      UNEXERCISABLE
            ----                --------------    -----------      -----------      -------------
A. G. Langbo                       460,381         3,187,103        1,240,346             0
T. A. Knowlton                     102,908         1,314,271          301,652             0
D.W. Thomason                      150,853           950,329          275,710             0
D. G. Fritz                         95,232           748,054          227,973             0
C. M. Gutierrez                    143,754         1,651,750          180,132             0

                                  VALUE OF UNEXERCISED,
                                       IN-THE-MONEY
                              OPTIONS AT FISCAL YEAR-END($)
                              ------------------------------
            NAME              EXERCISABLE      UNEXERCISABLE
            ----              -----------      -------------
A. G. Langbo                  15,312,599             0
T. A. Knowlton                 3,145,115             0
D.W. Thomason                  3,070,433             0
D. G. Fritz                    2,660,481             0
C. M. Gutierrez                1,393,082             0

---------------
(1) Shares acquired on exercise are gross amounts, not reduced for shares surrendered as payment on exercise of options. Messrs. Langbo, Knowlton, Thomason, Fritz, and Gutierrez had net increases of 40,412, 15,010,
     12,040, 10,038, and 17,782 shares resulting from their surrender of 419,969, 87,898, 138,813, 85,194, and 125,972 shares, respectively, as payment on exercise of options.

KELLOGG COMPANY RETIREMENT PLANS

     Retirement benefits under the Kellogg Company Salaried Pension Plan (the "Pension Plan"), a defined benefit plan qualified under Section 401(a) of the Internal Revenue Code (the "Code"), are payable to salaried employees who have vested upon retirement at age 65 or in reduced amounts upon earlier retirement prior to age 65 in accordance with the Pension Plan. Benefits are based upon credited years of service and average annual compensation (salary and bonus) for the three consecutive years during the last ten years of employment producing the greatest average. Benefits are reduced by a portion of the retiree's Social Security-covered compensation and, for retirees who were participants of a previous profit-sharing plan, by certain amounts accrued pursuant to that plan. The Company also maintains a Supplemental Retirement Plan and an Excess Benefit Retirement Plan that provide for payment of benefits to all participants in the Pension Plan equal to the benefits that would have been payable under the Pension Plan but for certain limitations imposed by the Code. Estimated annual benefits payable upon retirement to persons of the specified compensation and years of credited service classifications, as reduced by Social Security benefits (assuming their present levels), are as shown in the following table. Such amounts assume payments in the form of a straight life annuity and include the payment of benefits under the Company's Supplemental Retirement Plan and Excess Benefit Retirement Plan.

     At December 31, 1997, credited years of service under the Pension Plan for the executive officers named in the Summary Compensation Table were: Mr. Langbo, 41 years; Mr. Knowlton, 18 years; Mr. Thomason, 31 years; Mr. Fritz, 18 years; and Mr. Gutierrez, 22 years. The compensation covered by the pension plans is equal to the amounts shown in the Summary Compensation Table as Salary and Bonus, including any amount of salary deferred pursuant to the Executive Compensation Deferral Plan (see footnote 1 on page 7 of this Proxy Statement) and any bonus forgone pursuant to the Bonus Replacement Stock Option Plan (see footnote 2 on page 7 of this Proxy Statement).

                                                                   AVERAGE YEARS OF SERVICE
                                                                   ------------------------
              REMUNERATION                    15             25              30              40              45
              ------------                    --             --              --              --              --
$ 300,000................................  $ 66,115      $  110,192      $  132,231      $  176,769      $  199,269
$ 500,000................................  $111,115      $  185,192      $  222,231      $  296,769      $  334,269
$ 750,000................................  $167,365      $  278,942      $  334,731      $  446,769      $  503,019
$1,000,000...............................  $223,615      $  372,692      $  447,231      $  596,769      $  671,769
$1,500,000...............................  $336,115      $  560,192      $  672,231      $  896,769      $1,009,269
$2,000,000...............................  $448,615      $  747,692      $  897,231      $1,196,769      $1,346,769
$3,000,000...............................  $673,615      $1,122,692      $1,347,231      $1,796,769      $2,021,769

     The Company has an International Retirement Plan ("IRP") to provide supplemental death, disability, and retirement benefits to certain Company employees who, at the Company's request, serve with one or more of the Company's international subsidiaries and, consequently, do not otherwise accrue the same level of benefits which would have accrued had their employment with the Company been continuous in the United States. Participants in the IRP are those designated by the Company or any participating subsidiary if approved by a committee appointed by the Chairman of the Board. Covered compensation and the calculation of average annual compensation under the IRP are generally the same as under the Pension Plan. At December 31, 1997, Mr. Langbo had 41 years of credited service and Mr. Fritz had 18 years of credited service under the IRP. Annual benefits payable under the IRP are offset by the value of certain other Company or subsidiary pension programs, government-sponsored benefits, e.g., Social Security or state-mandated termination benefits, and Company or subsidiary contributions to savings or thrift programs. Estimated annual benefits payable upon retirement of Mr. Langbo and Mr. Fritz, assuming the specified compensation and years of credited service, without the offsets described above, are as shown in the following table. Such amounts assume payments in the form of a straight life annuity.

                                                                   AVERAGE YEARS OF SERVICE
                                                                   ------------------------
              REMUNERATION                    15             25              30              40              45
              ------------                    --             --              --              --              --
$ 300,000................................  $ 88,800      $  142,800      $  169,800      $  223,800      $  250,800
$ 500,000................................  $148,000      $  238,000      $  283,000      $  373,000      $  418,000
$ 750,000................................  $222,000      $  357,000      $  424,500      $  559,500      $  627,000
$1,000,000...............................  $296,000      $  476,000      $  566,000      $  746,000      $  836,000
$1,500,000...............................  $444,000      $  714,000      $  849,000      $1,119,000      $1,254,000
$2,000,000...............................  $592,000      $  952,000      $1,132,000      $1,492,000      $1,672,000
$3,000,000...............................  $888,000      $1,428,000      $1,698,000      $2,238,000      $2,508,000

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and greater-than-10% stockholders to file reports with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. SEC regulations require the Company to identify anyone who filed a required report late during the most recent fiscal year. Based on our review of these reports and written certifications provided to the Company, we believe that all of these reporting persons complied with their filing requirements for 1997, except that T. A. Knowlton was late in filing a Form 4 relating to one transaction concerning his holdings in the Kellogg Company Salaried Savings and Investment Plan.

STOCK OPTION LOANS AND EXECUTIVE OFFICER INDEBTEDNESS

     Effective December 7, 1990, the Company terminated a loan program that had existed for financing the exercise of options and the payment of associated taxes. As of December 31, 1997, A. G. Langbo and W. A. Camstra had outstanding loans, bearing interest at 7.11% per year, in the amounts of $52,188 and $32,519, respectively. The largest amount of such indebtedness for Mr. Langbo and Mr. Camstra during 1997 was, respectively, $90,899 and $62,687.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is composed of non-employee, independent directors and is responsible for the establishment and oversight of executive compensation policies. The Company's executive compensation program is significantly linked to stockholder return and the emphasis is on pay for performance with individual, operational area, and corporate performance on a short- and long-term basis as the major considerations.

     The Company's objective in developing its officer compensation plans is to attract, retain, and motivate high-caliber executives needed to deliver superior performance that enhances stockholder value by providing performance-based total compensation opportunities (base salary, annual bonus, and long-term incentives) targeted at the 50th percentile of the Company's comparison of peer group companies.

COMPENSATION PRINCIPLES

     To achieve the Company's objectives, the Committee's review of executive compensation incorporates the following compensation principles:

     - Compensation should encourage behavior that exemplifies the values which the Company believes are essential in building long-term growth in volume and profit, enhancing its worldwide leadership position, and providing increased value for stockholders. These shared values are profit and growth, people, consumer satisfaction and quality, integrity and ethics, and social responsibility.

     - Compensation at all levels should be competitive with comparable organizations and should reward performance and contribution to the Company's objectives.

     - As employees assume greater responsibilities, a larger proportion of their total compensation will be "at-risk" incentive compensation (both short- and long-term), subject to individual, operational area, and corporate performance measures.

     - Continuous improvement is expected in the defined targets and measures.

     - Stock options are an effective method of aligning the interests of employees and stockholders and encouraging employees to think and act like owners.

     It is the Committee's belief that a compensation program guided by these basic principles should work to ensure present and future leadership performance which will result in optimal returns to the Company's stockholders over time. The executive compensation program is composed of three key elements: base salary, annual bonus, and long-term incentives. Each of these components is described below.

SALARIES

     Salaries are determined by a process that includes evaluating levels of responsibility and utilizing competitive surveys to determine appropriate salary ranges. The Company uses a job evaluation process to develop the relative value of each position. Salary increases are determined by evaluating individual performance against pre-established business objectives. Salary ranges are targeted at the 75th percentile of a compensation survey covering approximately 200 industrial companies with over one billion dollars in annual revenues (the "Compensation Survey").

     Additionally, another compensation survey covering salary, annual bonus, long-term incentives, benefits, and perquisites (the "Second Survey") was also used to ensure that the Company's total compensation package for senior executives was competitive. The Second Survey consisted of 20 comparable organizations among which the Company competes for executive talent, including most of the companies comprising the S&P Food Index, the performance of which is reflected on the "Stock Performance Graph" on page 14 of this Proxy Statement. This Second Survey was utilized to confirm that the Company's total compensation package for senior executives would be equivalent to the 50th percentile for comparable companies. The Committee believes that the companies included in both surveys provide a reasonable base of comparable organizations.

     Pursuant to the Executive Compensation Deferral Plan, a plan designed to ensure that compensation is deductible under Section 162(m) of the Internal Revenue Code, the portion of any executive's salary that is over $950,000 is automatically deferred and credited to an account, in the form of units equivalent to the fair market value of the Company's common stock, and is payable upon retirement.

ANNUAL BONUSES

     Target Bonuses are a percentage of the midpoint of the applicable salary range and are determined using as an objective the 75th percentile of the Compensation Survey. The Target Bonus is adjusted for appropriate corporate, operational area, and individual performance factors, given the functions of the particular executive. Corporate performance is determined by a weighted combination of targeted earnings per share and economic profit. Operational area performance is determined by a weighted combination of targeted volume and economic profit. Bonuses may range from 0% to 150% of the Target Bonus.

     In addition, the Company has a Senior Executive Officer Performance Bonus Plan (the "Performance Bonus Plan") that is a performance-based plan intended to meet the deductibility requirements of Section 162(m). The Performance Bonus Plan is administered by the Compensation Committee and awards are based on the achievement of pre-established performance factors, including long-term financial and non-financial objectives. With respect to the Chief Executive Officer ("CEO"), the factors are the same as those utilized by the Committee in its annual determination of his performance. The total of all bonuses granted under the Performance Bonus Plan shall not exceed 3/4 of 1 percent of the annual net income of the Company.

LONG-TERM INCENTIVES

     The Company's long-term incentive program consists of grants of options to purchase shares of the Company's common stock under the 1991 Incentive Plan. Compensation pursuant to stock options is tied directly and exclusively to stock price performance so that each stockholder must benefit before the optionee can receive any benefit from the option.

The 1991 Incentive Plan is designed to attract, retain, and reward key employees of the Company and strengthen the mutuality of interest between key employees and the stockholders of the Company. Stock option targets are established by determining the 50th percentile value of all long-term incentives provided at various levels of responsibility based on the Second Survey. For the purpose of determining long-term incentives, the Committee believes that the Second Survey is an appropriate survey base of comparable companies providing long-term incentives among which the Company competes for executive talent. Individual performance, as determined by the Company's performance management process, is used to modify the target award. Under the 1991 Incentive Plan no individual may be granted more than one million options in any fiscal year.

     Pursuant to the Company's Bonus Replacement Stock Option Plan, senior executives of the Company may annually elect to forego all, or a portion, of their annual bonus and receive stock options under the Company's 1991 Incentive Plan. The formula for determining the number of options each senior executive receives is determined by the Committee based on the fair market value of the Company's common stock on the date of grant. For 1997 bonuses, options will be granted on March 13, 1998.

PERQUISITES

     The Company does not grant significant perquisites to its employees or officers.

CHIEF EXECUTIVE OFFICER COMPENSATION

     For 1997, the salary, bonus, and long-term incentive awards of the CEO were determined by the Committee substantially in conformance with the policies described above for all other executives of the Company. The Committee evaluates the performance of the CEO based on the Company's achievement of its long-term financial and non-financial objectives on an on-going basis. In addition, the Committee evaluates the performance of the CEO at least annually based upon a variety of factors, including the Company's net sales, net earnings, earnings per share, return on assets, return on equity, economic profit, and the extent to which strategic and business plan goals are met. The Committee does not assign relative weights or rankings to each of such factors but instead makes a subjective determination based upon a consideration of all such factors.

     In determining Mr. Langbo's total compensation package for 1997, the Committee reviewed, in addition to the factors described above, the Company's continued development of its global organizational structure, the global expansion of the convenience foods business, reduction in cost of goods sold, and new product development.

     The Committee believes that option grants under the 1991 Incentive Plan meet the requirements for deductible compensation under Section 162(m) of the Internal Revenue Code. The Committee certified that the annual bonus granted to Mr. Langbo under the Performance Bonus Plan met the requirements of the plan. The Committee reserves the flexibility to award compensation outside of any plan qualifying under Section 162(m) should circumstances arise under which payment of such additional compensation would be in the best interests of the Company and its stockholders.

COMPENSATION COMMITTEE:

Claudio X. Gonzalez (Chairman)
Gordon Gund
Russell G. Mawby
J. Richard Munro
Donald H. Rumsfeld
John L. Zabriskie

February 19, 1998

STOCK PERFORMANCE GRAPH

     The following graph compares the yearly change in the Company's cumulative, five-year total stockholder return with the Standard and Poor's 500 Stock Index (the "S&P 500 Index") and the Standard and Poor's Food Group Index (the "S&P Food Index"). The graph assumes that $100 was invested on December 31, 1992, in each of the Company's common stock, the S&P 500 Index, and the S&P Food Index, and that all dividends were reinvested.

          Measurement Period
        (Fiscal Year Covered)                 S&P 500             S&P FOOD              KELLOGG
1992                                           100                  100                  100
1993                                           110                   92                   87
1994                                           112                  103                   91
1995                                           153                  131                  124
1996                                           189                  155                  108
1997                                           252                  222                  166

STOCKHOLDER RECOMMENDATIONS FOR DIRECTOR NOMINEES

     The Nominating and Corporate Governance Committee will consider stockholder recommendations for nominees for membership on the Board of Directors. Recommendations may be submitted to the Office of the Secretary, Kellogg Company, One Kellogg Square, Battle Creek, Michigan 49016-3599, which will forward them to the Chairman of the Nominating and Corporate Governance Committee. For the 1999 Annual Meeting of Stockholders, a stockholder may nominate one or more persons for election as director only if written notice of such stockholder's intent to make such nomination(s) is received by the Company not earlier than December 2, 1998, and not later than January 29, 1999, and such stockholder complies with certain other requirements specified in the Company's Bylaws.

STOCKHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

     Stockholder proposals submitted for presentation at the 1999 Annual Meeting of Stockholders of the Company must be received by the Company no later than November 13, 1998.

INDEPENDENT PUBLIC ACCOUNTANTS

     Price Waterhouse LLP is the independent auditor for the Company. A representative of Price Waterhouse LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so. The Price Waterhouse LLP representative is also expected to be available to respond to appropriate questions at the meeting.

ANNUAL REPORT ON FORM 10-K

     Upon written request, the Company will provide any stockholder, without charge, a copy of the Company's Annual Report on Form 10-K for 1997 filed with the Securities and Exchange Commission, including the financial statements and schedules, but without exhibits. Direct requests to the Consumer Affairs Office, Kellogg Company, P.O. Box CAMB, Battle Creek, Michigan 49016-1986. You may also obtain this document and certain other of the Company's SEC filings through the Internet at www.sec.gov.

OTHER BUSINESS

     The Company does not intend to bring any business before the meeting other than that set forth in the Notice of Annual Meeting and described in this Proxy Statement. However, if any other business should properly come before the meeting, the persons named in the enclosed Proxy intend to vote in accordance with their best judgment on such business and on any matters dealing with the conduct of the meeting pursuant to the discretionary authority granted in the Proxy.

                      By Order of the Board of Directors,

                                Richard M. Clark
                             Senior Vice President
                         General Counsel and Secretary

March 13, 1998

                                 KELLOGG'S LOGO

               KELLOGG COMPANY, BATTLE CREEK, MICHIGAN 49016-3599

                        THE BEST TO YOU EACH MORNING(R)

(LOGO)
    recycled

                               KELLOGG COMPANY
           PROXY FOR ANNUAL MEETING OF STOCKHOLDERS APRIL 24, 1998
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned appoints A. G. Langbo and W. C. Richardson, or each one or more of them as shall be in attendance at the meeting, as proxy or proxies, with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Kellogg Company to be held on April 24, 1998 and at any adjournments of the meeting, and to vote as specified on this Proxy the number of shares of common stock of Kellogg Company the undersigned would be entitled to vote if personally present upon the matter referred to on the reverse side hereof, and, in their discretion, upon any other business as may properly come before the meeting.

IF NOT MARKED TO THE CONTRARY, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF
                                THE DIRECTORS.


       IMPORTANT:  THIS PROXY IS CONTINUED AND MUST BE SIGNED AND DATED
                             ON THE REVERSE SIDE.

--------------------------------------------------------------------------------
                           FOLD AND DETACH HERE



                     IMPORTANT:  THIS IS YOUR PROXY CARD.

CAREFULLY FOLD AND TEAR ALONG PERFORATION. WHETHER OR NOT YOU ARE ABLE TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. PLEASE SIGN AND RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

IF YOU PLAN TO ATTEND THE ANNUAL MEETING, THERE IS A REQUEST FOR ADMISSION TICKET ON THE REVERSE SIDE OF THIS FORM.

    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X] [THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS.]

[                                                                      ]

                                                       For    Withheld  For All
1.ELECTION OF SIX DIRECTORS: For a three-               All     All    Except      (To withhold authority to vote for any individual
  year term expiring at the 2001 Annual Meeting         []      []       []        nominee(s), strike a line through the nominee's
  of Stockholders: Benjamin S. Carson, Gordon                                      name to the left and fill in the For All Except
  Gund, Dorothy A. Johnson, William E. LaMothe                                     oval.)
  and Ann McLaughlin; and for a two-year term
  expiring at the 2000 Annual Meeting of
  Stockholders:  Carleton S. Fiorina.                                                    SIGNATURES:  Signature(s) should agree
                                                                                         with the name(s) shown on this Proxy. For
                                                                                         joint accounts, both owners should sign.

                                                                                         _______________________________________

                                                                                         _______________________________________

                                                                                         Dated: ___________________________, 1998


------------------------------------------------------------------------------------------------------------------------------------
                                                      FOLD AND DETACH HERE


                         REQUEST FOR ADMISSION TICKET


If you plan to attend the Annual Meeting of Stockholders and would like to obtain an admission ticket in advance of the meeting, detach this form and mail it to: Kellogg Company, Shareholder Services, P.O. Box 3599, Battle Creek, Michigan 49016-3599. If your request is received by April 15, 1998, an admission ticket will be mailed to you. All other admission tickets can be obtained at the registration area located in the W. K. Kellogg Auditorium lobby beginning at 11:30 a.m. on the day of the Annual Meeting.

NOTE: If your shares are currently held in the name of your broker, bank, or other nominee and you wish to attend the meeting, you MUST provide proof of ownership to obtain an admission ticket (i.e., a letter from your broker, bank or other nominee indicating that you are the beneficial owner of Kellogg Company stock as of March 2, 1998, the record date).

Attendance will be limited to stockholders only. The number of tickets sent will be determined by how the shares are registered, as indicated below.